CUMMINS ENGINE COMPANY, INC.
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                               EXHIBIT 11
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              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
               FOR THE THIRD QUARTER AND NINE MONTHS ENDED
                 SEPTEMBER 29, 1996 AND OCTOBER 1, 1995
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                                        Third Quarter         Nine Months
                                      _________________    _________________
                                      Weighted             Weighted
                                      Average    Net       Average    Net
Millions, Except per Share Amounts     Shares  Earnings     Shares  Earnings
__________________________________     ______  ________     ______  ________

1996
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Shares outstanding & net earnings       39.6    $ 26         40.0    $119
Options                                    -       -            -       -
                                        ____     ___         ____    ____
Used in the determination of
 earnings per share                     39.6    $ 26         40.0    $119
                                        ____     ___         ____    ____
                                        ____     ___         ____    ____
Primary and fully diluted
 earnings per share                             $.67                $2.99
                                                ____                _____
                                                ____                _____

1995
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Shares outstanding & net earnings       40.3    $ 46         40.7    $182
Options                                   .1       -           .1       -
                                        ____     ___         ____    ____
Used in the determination of
 earnings per share                     40.4    $ 46         40.8    $182
                                        ____     ___         ____    ____
                                        ____     ___         ____    ____
Primary and fully diluted
 earnings per share                            $1.14                $4.47
                                               _____                _____
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